Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

PIEDMONT LITHIUM INC.
(a Delaware corporation)

(the “Corporation”)

ARTICLE I

STOCKHOLDERS

Section 1.01  Annual Meeting.  The annual meeting of the stockholders, for the purpose of electing directors and transacting such other business as may come before it, shall be held on such date and at such time and place, either within or without the State of Delaware, as may be specified by the Board of Directors.  In lieu of an annual meeting, the directors may be elected by unanimous written consent of the stockholders.  Directors may be elected by less than unanimous consent if all the directorships to which directors could be elected at an annual meeting are vacant and will be filled by such written consent.

Section 1.02  Special Meetings.  Special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, if any, by the President or by the Board of Directors.  At a special meeting of the stockholders, no business shall be transacted which is not related to the purpose or purposes stated in the notice of meeting.

Any special meeting of the stockholders shall be held on such date and at such time and place, either within or without the State of Delaware, as may be specified by the person or persons calling the meeting.

Section 1.03  Notice of Meetings.  Written notice of each stockholders’ meeting, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting.

Section 1.04  Quorum.  Except as otherwise provided in the certificate of incorporation or by law, at any meeting of the stockholders a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum.

Section 1.05  Conduct of Meetings.  The Chairman of the Board shall preside at any meeting of the stockholders.  In such person’s absence, of if there is no such person, such other person as shall have been designated by the Board of Directors shall preside.  The order of business at any meeting shall be as determined by the presiding officer.

The presiding officer shall have the power to prescribe such rules, regulations and procedures and to do all such things as in his judgment may be necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments, restrictions on entry to the meeting after the time scheduled for the commencement thereof and the opening and closing of the voting polls.

If present, the Secretary shall act as secretary of any meeting of the stockholders.  In the Secretary’s absence, such other person as the presiding officer shall designate shall act as secretary of the meeting.

It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 1.06  Voting.  Except as otherwise provided in the certificate of incorporation or by law, (i) every holder of capital stock which is entitled to vote shall be entitled to one vote for each share of such stock registered in the name of such stockholder, (ii) directors shall be elected by a plurality of the votes cast at the meeting by the holders of shares entitled to vote for the election of directors and (iii) any other corporate action shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon.

Section 1.07  Stockholder Action Without a Meeting.

Except as otherwise provided in the certificate of incorporation, whenever the stockholders are required or permitted to take any action at any annual or special meeting, such action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 1.08  Record Date.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than ten days after the date upon which the Board of Directors fixes such record date.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01  Number.  Except as otherwise provided in the certificate of incorporation, the number of directors shall be the number fixed from time to time by the Board of Directors, by the stockholders or, in the case of the initial Board of Directors, the number fixed by the incorporator (subject to change as provided in this Section).

Section 2.02  Election and Term.  At each annual meeting of the stockholders, directors shall be elected to hold office until their successors are elected and qualified or until their earlier resignation or removal.

Section 2.03  Meetings of the Board.  Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall determine.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors, if any, by the President or by a majority of the directors in office at the time.

Section 2.04  Notice of Meetings.  No notice need be given of any regular meeting of the Board of Directors or of any adjourned meeting of the Board of Directors.  Nor need notice be given to any director who signs a written waiver thereof or who attends the meeting without protesting the lack of notice.  Notices need not state the purpose of the meeting.

Notice of each special meeting of the Board of Directors shall be given to each director either by first class mail at least three days before the meeting or by email, facsimile or like transmission, personal written delivery or telephone at least one day before the meeting.  Any notice given by telephone shall be immediately confirmed by email, facsimile or like transmission.  Notices are deemed to have been given:  by mail, when deposited in the mail with postage prepaid; by email, facsimile or like transmission, at the time of sending; and by personal delivery or telephone, at the time of delivery.  Written notices shall be sent to a director at the address designated by him for that purpose, or, if none has been so designated, at his last known residence or business address.

Section 2.05  Quorum and Vote of Directors.  Except as otherwise provided in the certificate of incorporation or by law, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business and the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board of Directors.

Section 2.06  Conduct of Meetings.  The Chairman of the Board of Directors, if any, shall preside at any meeting of the Board of Directors.  In the absence of the Chairman of the Board of Directors, a chairman of the meeting shall be elected from the directors present.  If present, the Secretary shall act as secretary of any meeting of the Board of Directors.  In the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.07  Resignations of Directors.  Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.08  Removal of Directors.  Except as otherwise provided in the certificate of incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 2.09  Newly Created Directorships and Vacancies.  Except as otherwise provided in the certificate of incorporation or by law, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason including the removal of directors without cause may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum exists, or by a sole remaining director.

Section 2.10  Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.

The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, but subject to the limitation of Section 141(c) of the Delaware General Corporation Law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

The provisions of Section 2.04 for notice of meetings of the Board of Directors shall apply also to meetings of committees, unless different notice procedures shall be prescribed by the Board of Directors.

Each such committee shall serve at the pleasure of the Board of Directors.  It shall keep minutes of its meetings and report the same to the Board of Directors and shall observe such other procedures as are prescribed by the Board of Directors.

Section 2.11  Compensation of Directors.  Each director shall be entitled to receive as compensation for his services as director or committee member or for attendance at meetings of the Board of Directors or committees, or both, such amounts (if any) as shall be fixed from time to time by the Board of Directors.  Each director shall be entitled to reimbursement for reasonable traveling expenses incurred by him in attending any such meeting.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.12  Telephonic Meetings.  Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 2.13  Action by Written Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 2.14  Indemnification.  The Corporation may, in its sole discretion, indemnify to the full extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.  The right to indemnification conferred by this Section may, in the Corporation’s sole discretion, include the right of such persons to be paid in advance by the Corporation for their expenses to the full extent permitted by the laws of the State of Delaware as from time to time in effect.

The rights and authority conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation or these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Neither the amendment nor repeal of this Section, nor the adoption of any provision of the certificate of incorporation or these Bylaws or of any statute inconsistent with this Section, shall eliminate or reduce the effect of this Section in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE III

OFFICERS

Section 3.01  Officers.  The officers of the Corporation may include a Chief Executive Officer, a President, a Treasurer and a Secretary, a Chairman of the Board of Directors, one or more Vice Presidents (who may be further classified by such descriptions as “executive,” “senior” or “group” as determined by the Board of Directors), a Controller, Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, Assistant Controllers and other officers and agents, as the Board of Directors may deem necessary or desirable.

Each officer shall have such authority and perform such duties, in addition to those specified in these Bylaws, as may be prescribed by the Board of Directors from time to time.  The Board of Directors may from time to time authorize any officer to appoint and remove any other officer or agent and to prescribe such person’s authority and duties.  Any person may hold at one time two or more offices.

Section 3.02.  Term of Office, Resignation and Removal.  Each officer shall hold office for the term for which elected or appointed by the Board of Directors, and until the person’s successor has been elected or appointed and qualified or until his earlier resignation or removal.

Any officer may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Any officer may be removed by the Board of Directors, with or without cause.  The election or appointment of an officer shall not of itself create contract rights.

Section 3.03  Chairman of the Board of Directors.  The Chairman of the Board of Directors, if one shall have been elected, shall be a member of the Board of Directors, and if present, shall preside at each meeting of the Board of Directors or stockholders.  He shall advise the Chief Executive Officer, and in the Chief Executive Officer's absence (or if none has been elected), other officers of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

Section 3.04  Chief Executive Officer.  In the absence of the Chairman of the Board of Directors or if a Chairman of the Board of Directors shall have not been elected, the Chief Executive Officer, if one shall have been elected, shall preside at all meetings of the stockholders and Board of Directors at which he or she is present; subject to the powers of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 3.05  President.  The President, if one shall have been elected, shall, in the absence or disability of the Chief Executive Officer (or if none has been elected), act with all of the powers and be subject to all of the restrictions of the Chief Executive Officer.  The President shall also perform such other duties and have such other powers as the Board of Directors, or these Bylaws may, from time to time, prescribe.

Section 3.06  Vice Presidents.  Each of the Vice Presidents shall have such authority and perform such duties as the Board of Directors, the President or these Bylaws may, from time to time, prescribe.

Section 3.07  Treasurer and Assistant Treasurers.  The Treasurer, if one shall have been elected, shall have the care and custody of all funds and securities of the Corporation, keep accounts of receipts and disbursements and of deposit or custody of moneys and other valuables and enjoy all powers commonly incident to the office.

In the case of the absence or inability to act of the Treasurer, any Assistant Treasurer may act in the Treasurer’s place.

Section 3.08  Secretary and Assistant Secretaries.  The Secretary, if one shall have been elected, shall keep the minutes of the meetings of the stockholders and the Board of Directors and give notice of such meetings, have custody of the corporate seal and affix and attest such seal to any instrument to be executed under seal and enjoy all powers commonly incident to the office.

In the case of the absence or inability to act of the Secretary, any Assistant Secretary may act in the Secretary’s place.

Section 3.09  Controller and Assistant Controllers.

The Controller, if one shall have been elected, shall have control of all books of account of the Corporation (other than those to be kept by the Treasurer), render accounts of the financial condition of the Corporation and enjoy all powers commonly incident to the office.

In the absence or inability to act of the Controller, any Assistant Controller may act in the Controller’s place.

Section 3.10  Compensation.  Compensation of officers, agents and employees of the Corporation shall be fixed from time to time by, or under the authority of, the Board of Directors.

ARTICLE IV

CAPITAL STOCK

Section 4.01  Form of Certificates.  Unless otherwise provided by resolution of the Board of Directors, the shares of stock of the Corporation shall be represented by certificates which shall be in such form as is prescribed by law and approved by the Board of Directors.

Section 4.02  Transfer of Shares.  Transfers of shares of stock of the Corporation shall be registered on its records maintained for such purpose (i) upon surrender to the Corporation or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or certificates or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require or (ii) if shares are not represented by certificates, upon compliance with such transfer procedures as may be approved by the Board of Directors or prescribed by applicable law.

The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.

Section 4.03  Regulations.  The Board of Directors shall have authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation, including without limitation such rules and regulations as may be deemed expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

ARTICLE V

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 5.01.  Right to Indemnification.  Each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law (“DGCL”), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, the excise taxes under the Employee Retirement Income Security Act of 1974 (as amended), penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith, all on the terms and conditions set forth in these Bylaws; provided, however, that, except as otherwise required by law or provided in Section 5.03 with respect to suits to enforce rights under this Article V, the Corporation shall indemnify any such indemnitee in connection with a proceeding, or part thereof, voluntarily initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by: (i) such indemnitee; or (ii) the Corporation in a proceeding initiated by such indemnitee) only if such proceeding, or part thereof, was authorized or ratified by the Board of Directors or the Board of Directors otherwise determines that indemnification or advancement of expenses is appropriate.

To receive indemnification under this Article V, an indemnitee shall submit a written request to the Secretary of the Corporation.  Such request shall include documentation or information that is necessary to determine the entitlement of the indemnitee to indemnification and that is reasonably available to the indemnitee.  Upon receipt by the Secretary of the Corporation of such a written request, unless indemnification is required by Section 5.03, the entitlement of the indemnitee to indemnification shall be determined by the following person or persons who shall be empowered to make such determination, as selected by the Board of Directors (except with respect to the following clause (v)): (i) the Board of Directors by a majority vote of the directors who are not parties to such proceeding, whether or not such majority constitutes a quorum; (ii) a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee; (iv) the stockholders of the Corporation; or (v) in the event that a change of control (as defined below) has occurred, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee.  The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Corporation not later than 60 days after receipt by the Secretary of the Corporation of a written request for indemnification. For purposes of this Section 5.01, a “change of control” will be deemed to have occurred if, with respect to any particular 24-month period, the individuals who, at the beginning of such 24-month period, constituted the Board of Directors (the “incumbent board”), cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the beginning of such 24-month period whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.

Section 5.02.  Right to Advancement of Expenses.   In addition to the right to indemnification conferred in Section 5.01, an indemnitee shall, to the fullest extent permitted by law, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article V or otherwise.

To receive an advancement of expenses under this Section 5.02, an indemnitee shall submit a written request to the Secretary of the Corporation.  Such request shall reasonably evidence the expenses incurred by the indemnitee and shall include or be accompanied by the undertaking required by the previous paragraph.  Each such advancement of expenses shall be made within 20 days after the receipt by the Secretary of the Corporation of a written request for advancement of expenses.

Notwithstanding the first paragraph of this Section 5.02, the Corporation shall not make or continue to make advancements of expenses to an indemnitee if a determination is reasonably made that the facts known at the time such determination is made demonstrate clearly and convincingly that the indemnitee acted in bad faith or in a manner that the indemnitee did not reasonably believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that the indemnitee had reasonable cause to believe his or her conduct was unlawful.  Such determination shall be made: (i) by the Board of Directors by a majority vote of directors who are not parties to such proceeding, whether or not such majority constitutes a quorum; (ii) by a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee.

Section 5.03.  Indemnification for Successful Defense.  To the extent that an indemnitee has been successful on the merits or otherwise in defense of any proceeding (or in defense of any claim, issue or matter therein), such indemnitee shall be indemnified under this Section 5.03 against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such defense.  Indemnification under this Section 5.03 shall not be subject to satisfaction of a standard of conduct, and the Corporation may not assert the failure to satisfy a standard of conduct as a basis to deny indemnification or recover amounts advanced, including in a suit brought pursuant to Section 5.04 (notwithstanding anything to the contrary therein); provided, however, that, any indemnitee who is not a current or former director or officer (as such term is defined in the final sentence of Section 145(c)(1) of the DGCL) shall be entitled to indemnification under Section 5.01 and this Section 5.03 only if such indemnitee has satisfied the standard of conduct required for indemnification under Section 145(a) or Section 145(b) of the DGCL.

Section 5.04  Right of Indemnitee to Bring Suit.   In the event that a determination is made that the indemnitee is not entitled to indemnification or if payment is not timely made following a determination of entitlement to indemnification pursuant to the second paragraph of Section 5.01, if a request for indemnification under Section 5.03 is not paid in full by the Corporation within 60 days after a written request has been received by the Secretary of the Corporation, or if an advancement of expenses is not timely made under the second paragraph of Section 5.02, the indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or advancement of expenses.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law.  In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard of conduct for indemnification set forth in Section 145(a) or Section 145(b) of the DGCL. Further, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard of conduct for indemnification set forth in Section 145(a) or Section 145(b) of the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the such applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under applicable law, this Article V or otherwise shall be on the Corporation.

Section 5.05  Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or disinterested directors, provisions of a certificate of incorporation or bylaws, or otherwise.

Section 5.06  Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 5.07  Indemnification of Employees and Agents of the Corporation.  The Corporation may, to the extent and in the manner permitted by law, and to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation.

Section 5.08  Nature of Rights.  The rights conferred upon indemnitees in this Article V shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  Any amendment, alteration or repeal of this Article V that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 5.09  Settlement of Claims.  Notwithstanding anything in this Article V to the contrary, the Corporation shall not be liable to indemnify any indemnitee under this Article V for any amounts paid in settlement of any proceeding effected without the Corporation’s written consent, which consent shall not be unreasonably withheld.

Section 5.10  Subrogation.  In the event of payment under this Article V, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee (excluding insurance obtained on the indemnitee’s own behalf), and the indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 5.11  Severability. If any provision or provisions of this Article V shall be held to be invalid, illegal  or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law:  (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article V (including, without limitation, all portions of any paragraph of this Article V containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article V (including, without limitation, all portions of any paragraph of this Article V containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the indemnitee to the fullest extent set forth in this Article V.

ARTICLE VI

GENERAL PROVISIONS

Section 6.01  Corporate Seal.  The Board of Directors may adopt a corporate seal, alter such seal at its pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

Section 6.02  Voting Upon Stocks.  Unless otherwise ordered by the Board of Directors, the Chief Executive Officer of the Corporation, or any other officer of the Corporation designated by the Board of Directors, shall have full power and authority on behalf of the Corporation to attend and to act and to vote in person or by proxy at any meeting of the holders of securities of any corporation in which the Corporation may own or hold stock or other securities, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present.  The Chief Executive Officer of the Corporation, or any other officer of the Corporation designated by the Board of Directors, may also execute and deliver on behalf of the Corporation powers of attorney, consents, proxies, waivers of notice and other instruments relating to the stocks or securities owned or held by the Corporation.  The Board of Directors may, from time to time, by resolution confer like powers upon any other person or persons.

Section 6.03  Amendments.  These Bylaws and any amendments hereof may be amended, or repealed, and new Bylaws may be adopted, either by the stockholders or by vote of a majority of all of the Board of Directors; but any Bylaws adopted by the Board of Directors may be amended or repealed by the stockholders.

Date of Adoption: August 29, 2025